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EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

                                  HEALTH-CHEM CORPORATION
                             LIST OF SUBSIDIARY CORPORATIONS

                                                           State or Country
      Name                                                 of Incorporation

Transderm Corporation                                         Delaware
Aberdeen Research Corporation                                 Delaware
Capco Delaware, Inc.                                          Delaware
HS Protective Fabrics Corporation                             Delaware
Health-Chem Industries, Inc.                                  Delaware
Health Med Corporation                                        Delaware
Hercon Environmental Corporation                              Delaware
Hercon Laboratories Corporation                               Delaware
Hercon Pharmaceutical Corporation                             Delaware
Herculite Products, Inc.                                      New York
Medallion Group, Inc.                                         Delaware
Pacific Combining Corporation                                 California
Research Development Corporation                              Delaware
Springs Development Corporation                               Delaware
York Aerosol Corporation                                      Delaware
York Aerosol Delivery Systems Corporation                     Delaware